Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Senior Vice President		Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK CORPORATION REPORTS RECORD THIRD QUARTER 2007 RESULTS

NET EARNINGS UP 143%, WHILE DILUTED EARNINGS PER SHARE

ROSE 37% TO $0.45

WOONSOCKET, RHODE ISLAND, November 1, 2007 - CVS Caremark Corporation (NYSE: CVS), today announced record revenues and earnings for the quarter ended September 29, 2007.

Net earnings for the third quarter ended September 29, 2007, increased 142.6% to $689.5 million or $0.45 per diluted share, compared with net earnings of $284.2 million or $0.33 per diluted share in the comparable 2006 period. Net earnings for the nine months ended September 29, 2007 increased 91.4% to $1,822.0 million or $1.36 per diluted share, compared with net earnings of $951.7 million or $1.11 per diluted share in the comparable 2006 period. The Company estimates merger and integration costs associated with the March 22, 2007 merger between CVS Corporation and Caremark Rx, Inc. negatively impacted diluted earnings per share by approximately $0.01 and $ 0.04 for the third quarter and first nine months of 2007, respectively.

Tom Ryan, President and Chief Executive Officer of CVS Caremark said, “I am very pleased with our strong results in the third quarter. Our sales growth, coupled with significant improvements in gross margin across our PBM and retail segments, led to solid improvement in operating margins. We continued to benefit from the increased utilization of generic drugs, improved purchasing synergies, and margin-enhancing strategies in the front end of our stores. This terrific performance across the board resulted in exceptional growth in our earnings.”

Mr. Ryan continued, “I could not be more pleased with our progress, which is clearly enabled by our team’s dedication to and enthusiasm for what our future holds. Our unique position to broadly reach consumers and improve care while helping payers lower health care costs is resonating strongly with clients, and should pave the way for market share gains and healthy long-term growth for our company.”

Net revenues for the third quarter ended September 29, 2007, increased $9.3 billion to $20.5 billion, up from $11.2 billion during the comparable 2006 period. Same store sales (sales from stores open more than one year) in its CVS/pharmacy division for the third quarter ended September 29, 2007, rose 5.0% over the prior year period. Pharmacy same store sales rose 4.3% and were negatively impacted by approximately 580 basis points due to recent generic introductions, while front-end same store sales increased 6.5%.

For the third quarter, CVS Caremark opened 37 new stores, closed 8 stores and one mail order pharmacy and relocated 41 others. As of September 29, 2007 the Company operated 6,206 retail pharmacy stores, 53 specialty pharmacy stores, 22 specialty mail order pharmacies and 9 mail order pharmacies in 44 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss the quarterly results. An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS website for all interested parties. To access the webcast, visit http://investor.CVS.com. This webcast will be archived and available on the web site for a one-month period following the conference call.

CVS Caremark is the largest provider of prescriptions and related healthcare services in the nation. The Company fills or manages more than 1 billion prescriptions annually. Through its unmatched breadth of service offerings, CVS Caremark is transforming the delivery of healthcare services in the U.S. The Company is uniquely positioned to effectively manage costs and improve healthcare outcomes through its more than 6,200 CVS/pharmacy stores; its pharmacy benefit management, mail order and specialty pharmacy division, Caremark Pharmacy Services; its retail-based health clinic subsidiary, MinuteClinic; and its online pharmacy, CVS.com. General information about CVS Caremark is available through the Investor Relations portion of the Company’s website, at http://investor.CVS.com, as well as through the press room portion of the Company’s website, at www.cvs.com/pressroom.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

– Tables Follow –

CVS CAREMARK CORPORATION

(formerly CVS Corporation)

Consolidated Condensed Statements of Operations

(Unaudited)

	13 Weeks Ended (1)(2)		39 Weeks Ended(1)(2)
In millions, except per share amounts	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net revenues	$20,495.2	$11,208.8	$54,387.1	$31,753.1
Cost of revenues	16,300.0	8,173.2	42,730.2	23,328.0

Gross profit	4,195.2	3,035.6	11,656.9	8,425.1
Total operating expenses	2,924.1	2,498.8	8,339.5	6,732.8

Operating profit	1,271.1	536.8	3,317.4	1,692.3
Interest expense, net	127.5	75.2	297.3	134.7

Earnings before income tax provision	1,143.6	461.6	3,020.1	1,557.6
Income tax provision	454.1	177.4	1,198.1	605.9

Net earnings	689.5	284.2	1,822.0	951.7
Preference dividends, net of income tax benefit	3.4	3.5	10.4	10.5

Net earnings available to common shareholders	$686.1	$280.7	$1,811.6	$941.2

Basic earnings per common share:
Net earnings	$0.47	$0.34	$1.40	$1.15

Weighted average basic common shares outstanding	1,473.7	822.3	1,290.7	819.3

Diluted earnings per common share: (3)
Net earnings	$0.45	$0.33	$1.36	$1.11

Weighted average diluted common shares outstanding	1,521.2	855.4	1,335.0	852.2

Dividends declared per common share	$0.06000	$0.03875	$0.16875	$0.11625

(1)	Certain reclassifications have been made to the consolidated condensed financial statements of prior periods to conform to the current period presentation. The reclassifications did not have a material impact on the financial statements.
(2)	On March 22, 2007, pursuant to the Agreement and Plan of Merger dated as of November 1, 2006 as amended (the “Merger Agreement”) Caremark Rx, Inc. (“Caremark”) was merged with and into a newly formed subsidiary of CVS Corporation, with the CVS subsidiary continuing as the surviving entity. Under the terms of the Merger Agreement, Caremark shareholders received 1.67 shares of common stock, par value $0.01 per share of the Corporation for each share of common stock of Caremark, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the merger. Further, the results of operations for the thirteen and thirty-nine weeks ended September 29, 2007 include 91 and 192 days, respectively, of Caremark’s results of operations.
(3)	Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock awards are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $0.9 million and $1.0 million for the thirteen weeks ended September 29, 2007 and September 30, 2006, respectively. The dilutive earnings adjustment was $2.8 million and $3.1 million for the thirty-nine weeks ended September 29, 2007 and September 30, 2006, respectively.

CVS CAREMARK CORPORATION

(formerly CVS Corporation)

Consolidated Condensed Balance Sheets

(Unaudited)

In millions, except share and per share amounts	September 29, 2007	December 30, 2006(1)
Assets:
Cash and cash equivalents	$727.1	$530.7
Short-term investments	27.5	—
Accounts receivable, net	4,512.9	2,377.4
Inventories	7,891.6	7,108.9
Deferred income taxes	430.0	274.3
Other current assets	146.3	100.2

Total current assets	13,735.4	10,391.5
Property and equipment, net	6,075.1	5,333.6
Goodwill	23,424.7	3,195.2
Intangible assets, net	11,288.9	1,318.2
Deferred income taxes	—	90.8
Other assets	367.5	240.5

Total assets	$54,891.6	$20,569.8

Liabilities:
Accounts payable	$3,414.2	$2,449.2
Claims and discounts payable	2,471.4	414.3
Accrued expenses	2,432.0	1,950.2
Short-term debt	425.0	1,842.7
Current portion of long-term debt	340.2	344.3

Total current liabilities	9,082.8	7,000.7
Long-term debt	8,395.0	2,870.4
Deferred income taxes	3,740.2	—
Other long-term liabilities	887.9	781.1
Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 3,853,000 shares at September 29, 2007 and 3,990,000 shares at December 30, 2006	206.0	213.3
Common stock, par value $0.01: authorized 3,200,000,000 shares; issued 1,577,252,000 shares at September 29, 2007 and 847,266,000 shares at December 30, 2006	15.8	8.5
Treasury stock, at cost: 91,242,000 shares at September 29, 2007 and 21,529,000 shares at December 30, 2006	(3,125.7)	(314.5)
Shares held in trust, 9,224,000 shares at September 29, 2007	(301.3)	—
Guaranteed ESOP obligation	(82.1)	(82.1)
Capital surplus	26,569.3	2,198.4
Retained earnings	9,573.8	7,966.6
Accumulated other comprehensive loss	(70.1)	(72.6)

Total shareholders’ equity	32,785.7	9,917.6

Total liabilities and shareholders’ equity	$54,891.6	$20,569.8

(1)	Certain reclassifications have been made to the consolidated condensed financial statement of the prior period to conform to the current period presentation. The reclassifications did not have a material impact on the financial statements.

CVS CAREMARK CORPORATION

(formerly CVS Corporation)

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	39 Weeks Ended
In millions	September 29, 2007	September 30, 2006
Cash flows from operating activities:
Cash receipts from revenues	$44,269.9	$31,387.4
Cash paid for inventory	(35,012.8)	(22,868.0)
Cash paid to other suppliers and employees	(5,743.5)	(6,710.4)
Interest received	23.6	12.0
Interest paid	(320.9)	(164.3)
Income taxes paid	(1,343.6)	(663.5)

Net cash provided by operating activities	1,872.7	993.2

Cash flows from investing activities:
Additions to property and equipment	(1,232.7)	(1,116.1)
Proceeds from sale-leaseback transactions	37.5	—
Acquisitions (net of cash acquired) and other investments	(1,961.2)	(4,201.0)
Cash outflow from hedging activities	—	(5.2)
Proceeds from sale or disposal of assets	104.7	19.3

Net cash used in investing activities	(3,051.7)	(5,303.0)

Cash flows from financing activities:
(Reductions in)/additions to short-term debt	(1,417.7)	2,906.8
Dividends paid	(220.6)	(95.1)
Proceeds from exercise of stock options	352.9	155.7
Excess tax benefits from stock based compensation	48.8	31.5
Additions to long-term debt	6,000.0	1,500.0
Reductions in long-term debt	(521.1)	(307.9)
Repurchase of common stock	(2,866.9)	—

Net cash provided by financing activities	1,375.4	4,191.0

Net increase/(decrease) in cash and cash equivalents	196.4	(118.8)
Cash and cash equivalents at beginning of period	530.7	513.4

Cash and cash equivalents at end of period	$727.1	$394.6

Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$1,822.0	$951.7
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	818.5	531.9
Stock based compensation	59.3	50.6
Deferred income taxes and other non-cash items	(38.3)	52.9
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	337.2	(360.0)
Inventories	(333.4)	(516.7)
Other current assets	(21.3)	(33.5)
Other assets	(25.1)	(3.4)
Accounts and claims and discounts payable	(368.8)	347.5
Accrued expenses	(387.3)	7.1
Other long-term liabilities	9.9	(34.9)

Net cash provided by operating activities	$1,872.7	$993.2

Supplemental Unaudited Information

Following is a reconciliation of the Company’s business segments to the accompanying consolidated condensed financial statements:

In millions	Retail Pharmacy Segment	Pharmacy Services Segment(1)	Intersegment Eliminations (2)	Consolidated Totals
13 weeks ended:
September 29, 2007:
Net revenues	$10,959.1	$10,662.6	$(1,126.5)	$20,495.2
Gross profit	3,259.9	935.3	—	4,195.2
Operating profit	616.4	654.7	—	1,271.1
September 30, 2006:
Net revenues	$10,316.6	$933.5	$(41.3)	$11,208.8
Gross profit	2,908.7	126.9	—	3,035.6
Operating profit	443.1	93.7	—	536.8

39 weeks ended:
September 29, 2007:
Net revenues	$33,448.0	$23,327.0	$(2,387.9)	$54,387.1
Gross profit	9,661.3	1,995.6	—	11,656.9
Operating profit	1,970.1	1,347.3	—	3,317.4
September 30, 2006:
Net revenues	$29,188.6	$2,678.4	$(113.9)	$31,753.1
Gross profit	8,096.2	328.9	—	8,425.1
Operating profit	1,468.4	223.9	—	1,692.3

(1)	Net revenues of the Pharmacy Services Segment include approximately $1,454.6 million and $3,022.7 million of Retail Co-payments for the thirteen and thirty-nine weeks ended September 29, 2007, respectively.
(2)	Intersegment eliminations relate to intersegment revenues that occur when a Pharmacy Services Segment customer uses a Retail Pharmacy Segment store to purchase covered products. When this occurs, both segments record the revenue on a stand-alone basis.

Supplemental Information

Preliminary and Unaudited

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	13 weeks ended		39 weeks ended
In millions	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net revenues	$10,959.1	$10,316.6	$33,448.0	$29,188.6
Gross profit	3,259.9	2,908.7	9,661.3	8,096.2
Gross profit percentage of net revenues	29.8%	28.2%	28.9%	27.7%
Operating expenses	2,643.5	2,465.6	7,691.2	6,627.8
Operating expense percentage of net revenues	24.1%	23.9%	23.0%	22.7%
Operating profit	616.4	443.1	1,970.1	1,468.4
Operating profit percentage of net revenues	5.6%	4.3%	5.9%	5.0%

Net revenue increase:
Total	6.2%	25.2%	14.6%	16.0%
Pharmacy	5.2%	25.0%	13.2%	15.8%
Front Store	8.5%	25.6%	17.6%	16.3%
Same store sales increase (1):
Total	5.0%	9.0%	6.0%	8.0%
Pharmacy	4.3%	10.2%	5.8%	8.7%
Front Store	6.5%	6.4%	6.3%	6.4%
Pharmacy percentage of total revenue	68.4%	69.0%	68.2%	69.0%
Third party percentage of pharmacy revenue	95.0%	94.5%	95.2%	94.5%

(1)	Same store sales for 2006 do not include the Standalone Drug Business. The Standalone Drug Business is included in same store sales following the one-year anniversary of the acquisition, beginning in fiscal July 2007.

Supplemental Information

Preliminary and Unaudited

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	13 weeks ended		39 weeks ended
In millions	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
As reported:
Net revenues (1)	$10,662.6	$933.5	$23,327.0	$2,678.4
Gross profit	935.3	126.9	1,995.6	328.9
Gross profit percentage of net revenues	8.8%	13.6%	8.6%	12.3%
Operating expenses	280.6	33.2	648.3	105.0
Operating expense percentage of net revenues	2.6%	3.6%	2.8%	3.9%
Operating profit	654.7	93.7	1,347.3	223.9
Operating profit percentage of net revenues	6.1%	10.0%	5.8%	8.4%

Net revenues:
Mail service	$4,151.5	$753.3	$9,532.8	$2,107.5
Retail network	6,426.0	177.2	13,608.4	551.0
Other	85.1	3.0	185.8	19.9

Comparable Financial Information: (2)
Net revenues	$10,662.6	$10,089.7	$31,737.6	$30,212.4
Gross profit	935.3	751.7	2,556.0	2,063.5
Gross profit percentage of net revenues	8.8%	7.5%	8.1%	6.8%
Operating expenses	263.5	256.5	783.0	761.4
Operating expense percentage of net revenues	2.5%	2.5%	2.5%	2.5%
Operating profit	671.8	495.2	1,773.0	1,302.1
Operating profit percentage of net revenues	6.3%	4.9%	5.6%	4.3%

Net revenues:
Mail service	4,151.5	3,846.2	12,488.0	11,497.1
Retail network	6,426.0	6,167.0	18,996.0	18,473.5
Other	85.1	76.5	253.6	241.8
Pharmacy claims processed:
Total	149.2	147.7	452.8	454.6
Mail service	18.3	18.2	55.3	54.7
Retail network	130.9	129.5	397.5	399.9
Generic dispensing rate:
Total	60.1%	56.4%	59.1%	54.9%
Mail service	49.0%	44.8%	47.5%	42.6%
Retail network	61.6%	58.0%	60.7%	56.5%
Mail order penetration rate	28.4%	28.5%	28.3%	27.9%

(1)	Effective September 1, 2007, we converted a number of the PharmaCare retail pharmacy network contracts to the Caremark contract structure, which resulted in those contracts being accounted for using the gross method. This change caused total net revenues to increase by approximately $241.1 million during the thirteen and thirty-nine weeks ended September 29, 2007.
(2)	The comparable financial information (above) combines the historical Pharmacy Services Segment results of CVS and Caremark assuming the Caremark Merger occurred at the beginning of each period presented. The historical results of Caremark reflect a calendar period end, whereas the historical results of the Pharmacy Services Segment of CVS reflect a 52 week fiscal year ending on the Saturday nearest to December 31. In each period presented, the comparable results include incremental depreciation and amortization resulting from the preliminary fixed and intangible assets recorded in connection with the Caremark Merger and exclude merger-related expenses and integration costs. The comparable financial information has been provided for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by the combined business segment for the periods presented or that will be achieved by the combined business segment in the future.

EBITDA and EBITDA per Adjusted Claim

We define EBITDA as earnings before interest, taxes, depreciation and amortization (and excluding merger and integration related costs). We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims to the product. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

Following is a reconciliation of operating profit to EBITDA:

Pharmacy Services Segment – Comparable Financial Information (1)

	(Unaudited)
	13 Weeks Ended
(In millions, except per adjusted claim amounts)	September 29, 2007	September 30, 2006
Operating profit	$671.8	$495.2
Depreciation and amortization	99.0	98.7

EBITDA	$770.8	$593.9
Adjusted claims	182.8	181.1

EBITDA per adjusted claim	$4.22	$3.28

(1)	The comparable financial information combines the historical Pharmacy Services Segment results of CVS and Caremark assuming the Caremark Merger occurred at the beginning of each period presented. In each period presented, the comparable results include incremental depreciation and amortization resulting from the preliminary fixed and intangible assets recorded in connection with the Caremark Merger and exclude merger-related expenses and integration costs. The comparable financial information has been provided for illustrative purposes only and does not purport to be indicative of the actual results that would have been achieved by the combined business segment for the periods presented or that will be achieved by the combined business segment in the future.